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                                                                       Exhibit 5



                       Venable, Baetjer and Howard, LLP
                         Two Hopkins Plaza, Suite 1800
                        Baltimore, Maryland 21201-2978
                                (410) 244-7400
                                www.venable.com

                                January 3, 2002

eSylvan, Inc.
34 Market Place
Baltimore, Maryland  21202

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

          We have acted as special Maryland counsel for eSylvan, Inc., a Maryland corporation (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), pertaining to the registration of 3,000,000 shares (the "Shares") of common stock, par value $.001 per share, of the Corporation (the "Common Stock") for issuance and sale pursuant to the Corporation's Omnibus Stock Plan (the "Plan").

          As special Maryland counsel for the Corporation, we are familiar with its Charter and Bylaws. We have examined the prospectus included in its Registration Statement substantially in the form in which it is to become effective and the Plan. We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Corporation is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

          We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein.

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With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the authenticity of such original documents. We have further assumed, with your permission, that at the time of issuance of the Shares, the Corporation will have sufficient authorized but unissued shares of Common Stock to avoid an over issuance, that the relevant provisions of the Charter and Bylaws of the Corporation and of the Maryland General Corporation Law in effect at the time of issuance of the Shares will not differ in any material respect from the analogous provisions of the Charter and Bylaws of the Corporation and the Maryland General Corporation Law in effect as of the date of this opinion and that no additional, relevant provisions shall have been added subsequent to the date hereof. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

          Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and that when sold, issued, paid for and delivered as contemplated in the Plan, the Shares will be validly issued, fully paid and nonassessable.

          This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters.
It expresses our opinion with respect to the Maryland General Corporation Law (without regard to the principles of conflicts of laws thereof) as in effect as of the date hereof governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws and we do not express any opinion as to the effect of any other laws on the opinions stated herein. Further we assume no obligation to update the opinions set forth herein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.


                                         Very truly yours,

                                         /s/ Venable, Baetjer and Howard, LLP